Exhibit 99.1
COMPASS Pathways Appoints Kabir Nath as Chief Executive Officer
Kabir Nath will build upon COMPASS’ success and lead the development of novel models of care to accelerate patient access to evidence-based innovation in mental health care
George Goldsmith remains COMPASS’ Chairman
London, UK – July 19, 2022 COMPASS Pathways plc (Nasdaq: CMPS) (“COMPASS”), a mental health care company dedicated to accelerating patient access to evidence-based innovation in mental health, today announced that it has appointed Kabir Nath as Chief Executive Officer, effective August 1, 2022. George Goldsmith, COMPASS’ current CEO and Chairman, will serve as the company’s Executive Chairman from August 1, 2022 to December 31, 2022 to facilitate the transition, and remain as Chairman after that.
Kabir Nath brings decades of experience in the health care industry to his new role, most recently serving as Senior Managing Director of global pharmaceuticals at Otsuka Pharmaceutical Co., Ltd. and previously as President and CEO of Otsuka’s North America Pharmaceutical Business, where he led the development of pharmaceutical products and digital solutions addressing complex mental health needs. Prior to Otsuka, Kabir held various leadership positions at Bristol Myers Squibb, a global biopharmaceutical company focused on innovative medicines for patients with serious diseases. Kabir holds an MA in Mathematics from the University of Cambridge and an MBA from INSEAD.
George Goldsmith, current CEO and Chairman of COMPASS Pathways, said, “We founded COMPASS Pathways to transform mental health care by creating a personalised, predictive and preventative model of care. As we enter the next stage of development, Kabir brings a track record of successful strategic growth and a deep dedication to this mission. Working alongside our talented leadership team, he will leverage his extensive background in leading the commercialisation of innovative therapies to bring COMP360 psilocybin therapy to the large number of patients who are not currently being helped by existing treatments.”
“I have a deep appreciation for the mission, scientific rigour and commitment to innovation of the COMPASS team who are developing evidence-based and accessible options for some of the world’s most serious mental health conditions,” said Kabir Nath. “I had the good fortune of being able to establish a strong working relationship with George, his co-founder Ekaterina Malievskaia and some of the COMPASS leadership team and Board members through Otsuka’s investment in COMPASS’ Series B investment round. I have seen first-hand how their passion for this company continues shaping the future of mental health care. I am grateful for this opportunity and excited to execute COMPASS’ vision, bringing its work to the next level to achieve better health outcomes for patients.”
In his new role, Kabir will continue building on COMPASS’ success and advancing patient access to evidence-based technology-enabled innovative care models combining pharmacological, psychological and digital solutions.
George Goldsmith will continue in his role as Chairman helping shape COMPASS’ leadership in public-private partnerships, advocacy and policy efforts to improve outcomes in mental health at scale.
Having established COMPASS Pathways in 2016, George has overseen COMPASS’ growth from start-up to a leader in the mental health care field through COMPASS’ ground-breaking initial public offering in 2020. His expertise and support of COMPASS’ regulatory efforts enabled the company to achieve FDA breakthrough therapy designation and Innovative Licensing and Access Pathway (ILAP) designation in

Exhibit 99.1
the UK for patients suffering with treatment-resistant depression (TRD). He also developed partnerships with leading academic institutions and the UK National Health Service, oversaw the build out of the company’s advanced Machine Learning, AI and digital health research capabilities, and helped lead the largest randomised controlled double-blind studies of COMP360 therapy in healthy volunteers and patients with treatment-resistant depression, pioneering integrative therapies that can create value for health systems and bring renewed hope for millions of patients worldwide.
About COMPASS Pathways
COMPASS Pathways plc (Nasdaq: CMPS) is a mental health care company dedicated to accelerating patient access to evidence-based innovation in mental health. Our focus is on improving the lives of those who are suffering with mental health challenges and who are not helped by current treatments. We are pioneering the development of a new model of psilocybin therapy, in which our proprietary formulation of synthetic psilocybin, COMP360, is administered in conjunction with psychological support. COMP360 has been designated a Breakthrough Therapy by the US Food and Drug Administration (FDA), for treatment-resistant depression (TRD), and we have completed a phase IIb clinical trial of psilocybin therapy for TRD, in 22 sites across Europe and North America. This was the largest randomised, controlled, double-blind psilocybin therapy clinical trial ever conducted, and our topline data showed a statistically significant (p<0.001) and clinically relevant improvement in depressive symptom severity after three weeks for patients who received a single high dose of COMP360 psilocybin with psychological support. We are also running a phase II clinical trial of COMP360 psilocybin therapy for post-traumatic stress disorder (PTSD). COMPASS is headquartered in London, UK, with offices in New York and San Francisco in the US. Our vision is a world of mental wellbeing. www.compasspathways.com
Forward-looking statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, forward-looking statements can be identified by terminology such as “may”, “might”, “will”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “objective”, “anticipate”, “believe”, “contemplate”, “estimate”, “predict”, “potential”, “continue” and “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things, the safety or efficacy of COMP360 psilocybin therapy as a treatment for depression, COMPASS’s business strategy and goals, including its ability to obtain regulatory approval of its product candidates, including COMP360, and to launch and commercialise products, COMPASS’s ability to continue to advance its research or develop plans to bring its product candidates to patients, including COMP360, and COMPASS’s expectations regarding the benefits of its psilocybin therapy. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond COMPASS’s control and which could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements.
These risks, uncertainties, and other factors include, among others: preclinical research and clinical development is lengthy and uncertain, and therefore our preclinical studies and clinical trials may be delayed or terminated, or may never advance to or in the clinic; and those risks and uncertainties described under the heading “Risk Factors” in COMPASS’s most recent annual report on Form 10-K or

Exhibit 99.1
quarterly report on Form 10-Q and in other reports we have filed with the U.S. Securities and Exchange Commission (“SEC”) , which are available on the SEC’s website at www.sec.gov. Except as required by law, COMPASS disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on COMPASS’s current expectations and speak only as of the date hereof.
Enquiries
Media: Amy Lawrence, amy@compasspathways.com, +44 7813 777 919
Investors: Stephen Schultz, stephen.schultz@compasspathways.com, +1 401 290 7324